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                                                                EXHIBIT 24


                              POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint SUSAN SCHMIDT BIES, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and TERESA A. FEHRMAN jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the issuance of its Common Stock, par value $2.50 per share, pursuant to the Agreement and Plan of Merger dated as of September 6, 1994, by and among the Corporation, First Tennessee Bank National Association, and Carl I. Brown and Company and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                       Title                        Date
        ---------                       -----                        ----

  Ralph Horn                   Chief Executive Officer          October 28, 1994
  --------------------          (prinicipal executive
  Ralph Horn                    officer) and a Director

  Susan Schmidt Bies           Executive Vice President         October 28, 1994
  --------------------          and Chief Financial Officer)
  Susan Schmidt Bies            (principal financial officer)

  James F. Keen                Senior Vice President and        October 28, 1994
  --------------------          Controller (principal
  James F. Keen                 accounting officer)

  Jack A. Belz                 Director                         October 28, 1994
  --------------------
  Jack A. Belz

  Robert C. Blattberg          Director                         October 28, 1994
  --------------------
  Robert C. Blattberg

  J. R. Hyde, III              Director                         October 28, 1994
  --------------------
  J. R. Hyde, III

  Joseph Orgill, III           Director                         October 28, 1994
  --------------------
  Joseph Orgill, III

                               Director                         __________, 1994
  --------------------
  Richard E. Ray


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Vicki G. Roman                 Director                     October 28, 1994
- ---------------------
Vicki G. Roman

Michael D. Rose                Director                     October 28, 1994
- ---------------------
Michael D. Rose

William B. Sansom              Director                     October 28, 1994
- ---------------------
William B. Sansom

Gordon P. Street, Jr.          Director                     October 28, 1994
- ---------------------
Gordon P. Street, Jr.

Ronald Terry                   Director                     October 28, 1994
- ---------------------
Ronald Terry






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